Hub Group, Inc. Reports Record First Quarter 2006 Earnings

DOWNERS GROVE, IL, April 19, 2006, -- Hub Group, Inc. (NASDAQ: HUBG) today reported record income from continuing operations for the quarter ended March 31, 2006 of $8.5 million. This represents an 80% increase in first quarter income versus the first quarter of 2005. Hub Group’s diluted earnings per share from continuing operations of $0.41 for the first quarter 2006 represents an increase of 86% compared to last year's first quarter of $0.22. Hub’s gross margin as a percent of revenue has increased to 13.3% in 2006 from 12.2% in 2005 due to a focus on margin improvement. Results for the quarter include one month of operations of Comtrak, a drayage company acquired on February 28, 2006.

Hub’s revenue grew by 8.3% to $356.7 million compared to $329.4 million in the first quarter of 2005. First quarter intermodal revenue increased 11.3% to $260.7 million, which includes the addition of Comtrak. Truckload brokerage revenue increased 16.4% to $69.5 million this quarter. First quarter logistics revenue decreased 25.3% to $26.5 million.

Hub Group Distribution Services (HGDS) is currently a wholly owned subsidiary of Hub Group. As previously disclosed, in November 2004, Hub Group entered into a Purchase Option and Right of First Refusal Agreement and gave a third party the option to buy HGDS. This individual has given Hub Group written notice that he intends to exercise this option within the next sixty days. Although there can be no assurances that the transaction will in fact close, the Company anticipates it will be completed in the second quarter of 2006. The comparative results of HGDS have been reported as “discontinued operations” in the Company’s Consolidated Financial Statements. These discontinued operations generated $0.03 of diluted earnings per share in the first quarter of 2006 and 2005.

Commenting on the results, David P. Yeager, Vice-Chairman and Chief Executive Officer of Hub Group stated, “We are very pleased with the quarter. The divesture of our HGDS installation business furthers our strategy of focusing on our core transportation business and our acquisition of Comtrak strengthens our intermodal franchise.”

FULL YEAR 2006

Given the current operating environment, the Company is comfortable that the earnings from continuing operations for 2006 will be within the analysts’ range of $1.90 to $2.02 per diluted share.

CONFERENCE CALL

Hub will hold a conference call at 5:00 p.m. Eastern Time (4:00 p.m. Central Time) on Wednesday, April 19, 2006 to discuss its first quarter results.

Hosting the conference call will be David P. Yeager, Vice-Chairman and CEO and Thomas M. White, Senior Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast by Thomson/CCBN and can be accessed through the Investor Relations link at Hub Group's Web site at http://www.hubgroup.com or individual investors can access the audio webcast at http://www.fulldisclosure.com and institutional investors can access the webcast at http://www.streetevents.com. The webcast is listen-only. Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (800) 659-2037. The conference call participant code is 62583642. The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investor Relations link on the Company's Web site at http://www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset light freight transportation management company providing comprehensive intermodal, truckload brokerage and logistics and distribution services. The Company operates through a network of over 30 offices throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2005. Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: HUB GROUP, INC.

CONTACT: Renee Jurczyk of Hub Group, Inc., +1-630-271-3611

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2006	2005
Revenue	$356,745	$329,405

Transportation costs	309,175	289,297

Gross margin	47,570	40,108

Costs and expenses:
Salaries and benefits	22,854	20,610
General and administrative	9,158	9,226
Depreciation and amortization of property, equipment and intangibles	1,859	2,222

Total costs and expenses	33,871	32,058

Operating income	13,699	8,050

Other income (expense):
Interest expense	(127)	(207)
Interest income	446	200
Other, net	105	14

Total other income	424	7

Income from continuing operations before provision for income taxes	14,123	8,057
Provision for income taxes	5,649	3,344

Income from continuing operations	8,474	4,713

Discontinued operations:
Income from discontinued operations of HGDS before provision for income taxes	1,094	1,085
Provision for income taxes	438	450

Income from discontinued operations	656	635

Net income	$ 9,130	$ 5,348

Basic earnings per common share Income from continuing operations	$ 0.42	$ 0.23
Income from discontinued operations	0.03	0.03

Net Income	$ 0.45	$ 0.26

Diluted earnings per common share Income from continuing operations	$ 0.41	$ 0.22
Income from discontinued operations	0.03	0.03

Net Income	$ 0.44	$ 0.25

Basic weighted average number of shares outstanding	20,098	20,282

Diluted weighted average number of shares outstanding	20,651	21,158

HUB GROUP, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share amounts)

	March 31,	December 31,
	2006	2005
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 17,314	$ 36,133
Restricted investments	1,973	1,387
Accounts receivable
Trade, net	139,641	147,004
Other	9,943	10,603
Prepaid taxes	5,777	6,040
Prepaid expenses and other current assets	5,683	3,860
Assets of discontinued operations	15,690	17,855
TOTAL CURRENT ASSETS	196,021	222,882

Property and equipment, net	25,315	12,767
Other Intangibles, net	7,837	-
Goodwill, net	220,168	208,150
Other assets	325	619
TOTAL ASSETS	$ 449,666	$ 444,418
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable
Trade	$ 108,440	$ 114,094
Other	6,767	3,668
Accrued expenses
Payroll	11,873	20,909
Other	20,443	18,917
Deferred taxes	687	960
Liabilities of discontinued operations	3,916	5,341
TOTAL CURRENT LIABILITIES	152,126	163,889

DEFERRED TAXES	39,694	38,454
STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no
shares issued or outstanding in 2006 and 2005	-	-
Common stock
Class A: $.01 par value; 47,337,700 shares authorized;
20,281,248 shares issued and 19,995,823 outstanding in 2006;	203	203
20,281,248 shares issued and 19,650,094 outstanding in 2005
Class B: $.01 par value; 662,300 shares authorized; 662,296
shares issued and outstanding in 2006 and 2005	7	7
Additional paid-in capital	174,364	183,733
Purchase price in excess of predecessor basis, net of tax benefit of
$10,306	(15,458)	(15,458)
Retained earnings	106,687	97,557
Unearned compensation	-	(6,259)
Treasury stock, at cost (285,425 shares in 2006 and 631,154
shares in 2005)	(7,957)	(17,708)
TOTAL STOCKHOLDERS' EQUITY	257,846	242,075
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 449,666	$ 444,418

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Three Months Ended March 31,
	2006	2005

Cash flows from operating activities:
Income from continuing operations	$ 8,474	$ 4,713
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization of property, equipment and intangibles	2,175	2,332
Deferred taxes	917	2,558
Compensation expense related to share based compensation plans	771	520
Loss (Gain) on sale of assets	26	(12)
Other assets	299	511
Changes in working capital net of effects of purchase transaction:
Restricted investments	(586)	(661)
Accounts receivable, net	18,172	2,256
Prepaid taxes	(125)	-
Prepaid expenses and other current assets	(1,628)	1,011
Accounts payable	(5,090)	381
Accrued expenses	(8,372)	(11,727)
Net cash provided by operating activities	15,033	1,882
Cash flows from investing activities:
Proceeds from sale of equipment	26	12
Purchases of property and equipment, net	(1,047)	(932)
Cash used in acquisition of Comtrak, Inc.	(40,491)	-
Net cash used in investing activities	(41,512)	(920)
Cash flows from financing activities:
Proceeds from stock options exercised	1,141	2,184
Purchase of treasury stock	(38)	(5,599)
Excess tax benefits from share-based compensation	4,767	-
Net cash provided by (used in) financing activities	5,870	(3,415)

Cash flows from operating activities of discontinued operations	1,822	1,245
Cash flows used in investing activities of discontinued operations	(32)	(28)
Net cash provided by discontinued operations	1,790	1,217

Net decrease in cash and cash equivalents	(18,819)	(1,236)
Cash and cash equivalents beginning of period	36,133	16,806
Cash and cash equivalents end of period	$ 17,314	$ 15,570

Supplemental disclosures of cash flow information
Cash paid for:
Income taxes	$ 91	$ 333